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                                                                   EXHIBIT 10.31

                         COOPERATIVE MARKETING AGREEMENT

This Cooperative Marketing Agreement (the "Agreement") is between BackWeb Technologies Inc. ("BackWeb") and Oblix, Inc. ("Participant"). Participant markets and distribute software or related services, and BackWeb has developed and markets proprietary ProActive Portal (TM) software and related technology ("Programs"). BackWeb and Participant wish to arrange for the cooperative marketing relationship specified herein.

1.  MARKETING RESPONSIBILITIES

1.1 JOINT MARKETING ACTIVITIES

        Participant and BackWeb will cooperate in following joint marketing activities listed below and as well as any others agreed to by the parties from time to time.

    A. Public relations activities including a joint press release concerning this Agreement, within ten (10) days of the parties' signing the Agreement, in which each party shall include a quotation from its executive management concerning the relationship;

    B. Demonstration of BackWeb's products and Participant software solutions working together to press or other individuals or organizations, as appropriate;

    C.  Creation and distribution of promotional literature to the parties;

    D.  Convention activities including a variety of computer shows;

    E. Additional press activities including statements refining product positioning, and cooperation on product reviews;

    F.  Advertisements in a variety of publications and possibly other media;

    G. Joint sales activities including sales calls, reference selling, lead referrals, evaluation kits, direct marketing literature, cross promotions, advertising, training and sales seminars;

    H. Joint funding of any marketing activities proposed by the parties or any marketing personnel retained by a party hereto as mutually agreed by the parties in writing; and

    I. Those additional activities listed in Exhibit A hereto and incorporated herein by reference.

        Any joint promotion, marketing literature and other marketing activity will be designed and submitted by a party to the other party for review and approval by such other party. In addition, Participant and BackWeb have the right to approve any and all public statements that involve the other company or the terms of this Agreement.

1.2 MANAGEMENT OF JOINT ACTIVITIES

    A.  BUSINESS DEVELOPMENT MANAGERS

        Each party agrees to appoint a Business Development Manager to ensure the implementation of this Agreement, coordinate its respective activities pursuant to this Agreement and to act as the primary point of contact for all activities hereunder The Business Development Managers for each party are as follows:

    FOR OBLIX:
    Ken Sims
    Vice President, Business Alliances
    Oblix, Inc.
    18922 Forge Drive
    Cupertino, CA  95014

    Telephone:  (408) 861-6771
    Fax: (408) 861-6810
    Email: ksims@oblix.com

    FOR BACKWEB:

    Ms. Helaine Cohen
    Director of Business Development
    BackWeb Technologies, Inc.
    980 North Michigan Avenue
    Suite 1400
    Chicago, IL 60611

    Telephone:  (312) 214-3551
    Fax: (312) 214-3952
    Email: helaine@backweb.com

    The two Business Development Managers will be the individuals responsible for planning and implementing this relationship, working to resolve any disputes which may arise, and for focusing priorities and resources necessary to facilitate the success of this relationship. Appointment of a party's Business Development Managers will be at the sole discretion of each such party. BackWeb and Participant may each change their appointed Business Development Manager by written notification to the other party.

1.3 TRAINING

        Promptly after the Effective Date of this Agreement, at least one of Participant's sales consultants shall be enrolled in a BackWeb training course providing a comprehensive overview of BackWeb's products. Participant shall assign such personnel to assist in the marketing efforts set forth in
    Section 1.1. If such individual ceases to be employed by Participant or assumes different job responsibilities, Participant shall promptly replace such individual with another Participant sales consultant who has also completed the applicable BackWeb training course. BackWeb shall provide such training at no cost.

        Similarly, promptly after the Effective Date of this Agreement, at least one BackWeb's sales consultants shall be enrolled in Participant's internal training course providing a comprehensive overview of Participant's products and services. BackWeb shall assign such personnel to assist in the marketing efforts set forth in Section 1.1. If such individual ceases to be employed by BackWeb or assumes different job responsibilities, BackWeb shall promptly replace such individual with another BackWeb sales consultant who has also completed the applicable Participant training course. Participant shall provide such training at no cost.

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1.4 DESIGN REVIEW

        Within two (2) months of the Effective Date of this Agreement, or at the time the parties require for a potential joint customer, whichever is sooner, the parties will engage in a design review of each party's products and solutions in the context of a design review to determine the feasibility of integration of each party's products and a potential integration path and implementation plan. The development of the plan and of any joint development shall be on terms and conditions to be mutually agreed upon.

2.  EXPENSES

        Unless otherwise agreed to by the parties, each party shall bear its own expenses under this Agreement.

3.  TERM AND TERMINATION

3.1 TERM

        This Agreement shall become effective on the Effective Date and shall remain in effect for one (1) year from the Effective Date (the "Initial Term"), unless the Agreement is terminated previously as provided below. This Agreement shall automatically renew for a one (1) year period at the conclusion of the Initial Term and shall continue to renew for successive one (1) year periods thereafter, unless either party sends a written notice to the other so that such notice is received by the other at least sixty
    (60) days prior to the end of a renewal period stating its intention not to renew.

3.2 TERMINATION

        Each party may terminate this Agreement for convenience upon thirty (30) days prior written notice to the other.

3.3 EFFECT OF TERMINATION

        Upon expiration or termination this Agreement, the cooperative and joint marketing obligations set forth in this Agreement shall cease.

        The termination of this Agreement shall not limit either party from pursuing any other remedies available to it, including injunctive relief. The parties' rights and obligations under Section 3.3 and Articles 4 and 5 shall survive termination of this Agreement.

4.  INDEMNITY, WARRANTIES, REMEDIES

4.1 INFRINGEMENT INDEMNITY

        Each party ("Provider") will defend and indemnify the other party ("Recipient") against a claim that any marketing material furnished by the Provider ("Material") and used by the Recipient under this Agreement infringes a copyright or trademark provided that: (a) the Recipient notifies the Provider in writing within thirty (30) days of the claim; (b) the Provider has sole control of the defense and all related settlement negotiations; and (c) the Recipient provides the Provider with the assistance, information, and authority reasonably necessary to perform the above; reasonable out-of-pocket expenses incurred by the Recipient in providing such assistance will be reimbursed by the Provider.

        The Provider shall have no liability for any claim of infringement resulting from: (a) the Recipient's use of a superseded or altered release of some or all of the Material if infringement would have been avoided by the use of a subsequent unaltered release of the Material which is provided to the Recipient; or (b) any information, design, specification, instruction, or material not furnished by the Provider.

        In the event that some or all of the Material is held or is believed by the Provider to infringe, the Provider shall have the option, at its expense, (a) to modify the Material to be non-infringing; (b) to obtain for the Recipient a license to continue using the Material; or (c) to require return of the infringing Material and all rights thereto from the Recipient. THIS SECTION 4.1 STATES THE PARTIES' ENTIRE LIABILITY AND EXCLUSIVE REMEDY FOR INFRINGEMENT.

4.2 WARRANTIES AND DISCLAIMERS

    A.  WARRANTY

        Each party warrants that it has the right to enter this Agreement and perform its obligations hereunder.

    B.  DISCLAIMERS

        THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        NEITHER PARTY WARRANTS THAT ITS PRODUCTS WILL RUN PROPERLY IN ALL SITUATIONS, THAT ITS PRODUCTS WILL MEET ITS CUSTOMERS' REQUIREMENTS OR OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY ITS CUSTOMERS.

4.3 EQUITABLE RELIEF

        Each party acknowledges that any breach of its obligations with respect to proprietary rights of the other party will cause such other party irreparable injury for which there are inadequate remedies at law and that such other party shall be entitled to equitable relief in addition to all other remedies available to it.

5.  GENERAL TERMS AND CONDITIONS

5.1 NONDISCLOSURE

        By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the terms under this Agreement, and all information clearly identified as confidential.

        A party's Confidential Information shall not include information that:
    (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party.

        The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of two years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party (except to each such party's agents or independent contractors) for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees, agents or independent contractors in violation of the terms of this Agreement.

5.3 RELATIONSHIPS BETWEEN PARTIES

      In all matters relating to this Agreement, Participant will act as an independent contractor. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee,

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   franchisee, or in any other capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's products or services so long as proprietary information of the other party is not included in such software.

5.4 ASSIGNMENT

        Neither party may assign or otherwise transfer any rights under this Agreement without the other party's prior written consent.

5.5 NOTICE

        All notices required to be sent hereunder shall be in writing, sent to the applicable Cooperative Marketing Manager specified under this Agreement, and shall be deemed to have been given (i) upon delivery if sent by facsimile or overnight courier or (ii) five (5) days after the date of deposit with the United States Postal Service if mailed first class by registered or certified mail, postage prepaid.

5.6 GOVERNING LAW/JURISDICTION

        This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the substantive and procedural laws of the State of California and shall be deemed to be executed in San Jose, California. The parties agree that any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in Santa Clara County, California. BackWeb and Participant agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

5.7 SEVERABILITY

        In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

5.8 EXPORT

        Each party agrees to comply fully with all relevant export laws and regulations of the United States ("Export Law") to assure that neither the Materials, nor any direct product thereof, are (a) exported, directly or indirectly, in violation of Export Laws; or (b) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

5.9 LIMITATION OF LIABILITY

        IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER PARTY'S LIABILITY FOR DAMAGES HEREUNDER SHALL EXCEED $50,000.

        The provisions of this Agreement allocate the risks between BackWeb and Participant.

5.10 WAIVER

        The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

5.11 ENTIRE AGREEMENT

        This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

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The Effective Date of this Agreement shall be 12-19-01.

PARTICIPANT: OBLIX, INC.                BACKWEB TECHNOLOGIES INC.


By: /S/ KEN SIMS                        By: /S/ EREZ LORBER
    ----------------------------------      ------------------------------------

Name: Ken Sims                          Name: Erez Lorber
      --------------------------------        ----------------------------------

Title: VP, Business Alliances           Title: VP, Business Development
       -------------------------------         ---------------------------------

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                                    EXHIBIT A

                ADDITIONAL OBLIX/ BACKWEB GO TO MARKET ACTIVITIES


GENERAL

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   EVENTS

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WEBSITE

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MATERIALS

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FIELD SALES AND TECHNICAL TRAINING

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DEMONSTRATION SOFTWARE

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[*] Certain information on this page that is marked by "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.